As filed with the Securities and Exchange Commission on June 22, 2007

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

SILVER RESERVE CORP.
(name of small business issuer in its charter)

DELAWARE	98-0492752
(State or other jurisdiction Of incorporation or organization)	(I.R.S. Employer Identification No.)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Jonathan H. Gardner Kavinoky Cook LLP 726 Exchange Street; Suite 800 Buffalo, New York 14210

CALCULATION OF REGISTRATION FEE:

Title Of Securities To Be Registered	Proposed Amount to be registered (1)	Maximum offering price per share (2)	Maximum aggregate offering price (2)	Amount of Registration Fee

Common Stock, Par Value $0.0001 per Share	5,000,000	$0.25	$1,250,000	$133.75

(1) In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminable number of shares of common stock that may be issuable pursuant to the anti-dilution provisions of the employee benefit plan described herein. In addition, pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. This price is not an indication of value nor has it been established by any recognized methodology for deriving the value of the Shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

EXPLANATORY NOTE

As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, as filed with the Securities and Exchange Commission (the "Commission") by Silver Reserve Corp., a Delaware corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference:

1.	The Registrant’s Prospectus filed pursuant to Rule 424 of the Securities Act of 1933 filed on May 1, 2007 and supplements thereto filed on May 8, 2007 and May 18, 2007.

2.	All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the filing of a registration statement of Form 8-A on May 10, 2007.

3.
The description of our common stock contained in our registration statement filed under the Exchange Act registering such common stock under Section 12 of the Exchange Act (referred to in (2) above), including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall hereby be deemed to be incorporated by reference in and to be a part of this Registration Statement by reference from the date of filing of such documents. Any statement contained herein or in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not Applicable

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant’s by-laws indemnify each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the registrant to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorney’s fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification is not exclusive of other rights to which an indemnified party may be entitled. The Registrant may maintain directors and officers liability insurance, at its expense, to cover such exposure.

Costs, charges, and expenses (including attorney’s fees) incurred by a person referred to above in defending a civil or criminal proceeding shall be paid by the Registrant in advance of the final disposition thereof upon receipt of an undertaking to repay such amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Registrant.

If such indemnification or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Registrant will indemnify each person described above to the fullest extent permitted by all portions of this indemnification that have not been invalidated and to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, be advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable

ITEM 8.	EXHIBITS

3.1 Registrant's Articles of Incorporation*
3.2 Registrant's Bylaws*
5.1 Opinion of Kavinoky Cook LLP dated June 1, 2007 as to the legality of the securities being registered
23.1 Consent of Kavinoky Cook LLP (included in Exhibit 5.1)
23.2 Consent of SF Partnership LLP dated June 15, 2007

* Previously filed with the Registrant's Form SB-2 Registration Statement filed on December 22, 2006.

ITEM 9.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement. Provided, however, that clauses (a)(1)(i) and a(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act are incorporated by reference in this Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reno, Nevada, on June 11, 2007.

SILVER RESERVE CORP.

By:	/s/ Todd D. Montgomery

Todd D. Montgomery Director, President and CEO
In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

June 11, 2007	By:	/s/ Todd D. Montgomery

Todd D. Montgomery Chairman of the Board, President and CEO

June 11, 2007	By:	/s/ Randal Ludwar

Randal Ludwar Director, Chief Financial Officer, Principal Accounting Officer

June 11, 2007	By:	/s/ Brent Walter

Brent Walter Director

June 11, 2007	By:	/s/ Joseph Montgomery

Joseph Montgomery Director

June 11, 2007	By:	/s/ Mason Douglas

Mason Douglas Director

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